Consent of Independent Certified Public Accountant

     We hereby consent to the use in this registration statement on form SB-2 of our report dated February 21, 2000 related to the financial statements of Lexon, Inc., and to the reference to our firm under the caption "Experts" in the prospectus.

Tullius Taylor Sartain And Sartain LLP
Tulsa, OK

September 26, 2000

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